UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 28, 2023 (April 25, 2023)
Date of Report (date of earliest event reported)

CUMBERLAND PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2525 West End Avenue, Suite 950 Nashville, Tennessee 37203
(Address of Principal Executive Offices)
(615) 255-0068
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CPIX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 25, 2023, the annual meeting of shareholders of Cumberland Pharmaceuticals Inc. (the "Company") was held in Nashville, Tennessee. The following matters were voted upon and approved by the Company's shareholders:
(1) the election of two (2) Class I Directors;
(2) the election of one (1) Class II Director;
(3) the ratification of the appointment of FORVIS, LLP as our independent registered public accounting firm for the year ending December 31, 2023;
(4) the resolution regarding compensation of the named executive officers; and
(5) the approval of an amendment to the Amended and Restated 2007 Long-Term Incentive Compensation Plan.
The voting results were as follows:

	For	Against	Withheld	Abstentions	% of Votes in Favor
Kenneth J. Krogulski	9,100,390	—	82,465	—	99.1%
Caroline R. Young	8,326,006	—	856,849	—	90.7%
Martin S. Brown, Jr.	9,053,642	—	129,213	—	98.6%
Appointment of FORVIS, LLP as our independent registered public accounting firm for the year ending December 31, 2023	11,474,731	107,830	—	17,830	99.1%
Resolution regarding compensation of named officers	8,228,888	926,046	—	27,921	89.9%
Approve an amendment to the amended and restated 2007 long-term incentive compensation plan	6,869,796	2,286,706	—	26,353	75.0%

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

Dated: April 28, 2023	By:	/s/ John Hamm
John Hamm
Chief Financial Officer